[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

COMMERCIAL MANUFACTURING AND SUPPLY AGREEMENT
[***]

Nucleic Acids Solutions Division

This Commercial Manufacturing and Supply Agreement (“Agreement”) is entered into by and between Agilent Technologies, Inc., a Delaware corporation, having a principal office at [***] (“Agilent”) and Arrowhead Pharmaceuticals, Inc., a Delaware corporation, having a principal office at 177 E. Colorado Blvd., Suite 700, Pasadena, CA 91105 (“Arrowhead”) (Agilent and Arrowhead are each a “Party” and are collectively the “Parties”) as of this 7th day of August, 2025 (“Effective Date”).
In consideration of the mutual covenants and promises set forth herein, the Parties hereby agree as follows:
1.Scope of Agreement. This Agreement, together with the Quality Agreement (as defined below) specifies the terms and conditions under which Agilent will manufacture and supply the Molecule (as defined below) to Arrowhead and perform Services (as defined below) for Arrowhead for commercial purposes. In the event of a discrepancy between this agreement and the Quality Agreement, the Quality Agreement shall control with respect to quality matters, and this Agreement shall control with respect to all other matters.
2.Background. Agilent is a provider of nucleic acid therapeutic process development and manufacturing services and related quality assurance, quality control and analytical services. On [***] Arrowhead and Agilent entered into a Second Services and Supply Agreement (the “Clinical Agreement”) for clinical manufacture and supply of the Molecule (as defined in such Clinical Agreement), amongst other molecules. Arrowhead now desires that Agilent manufacture and supply the Molecule(s) to Arrowhead for commercial purposes under Purchase Orders (as defined below) and provide other related services that are specified in various Statements of Work (each, an “SOW”) to be entered into between the Parties. The Parties may execute additional SOWs that reference this Agreement from time to time to cover additional Services to be governed hereunder. Upon their execution, such POs and SOWs will become a part of and be attached to this Agreement as specified below. Statements of Work Quotes [***] by and between the Parties, will also be considered to be SOWs pursuant to this Agreement. To the extent of any conflict between the terms of this Agreement and a PO or SOW, the terms of this Agreement will control unless the PO or SOW specifically references the provision of the Agreement to be modified by the PO or SOW.
3.Definitions.
a.[***] means the Process for the Molecule anticipated to have a nominal scale of [***] it being understood that the exact size of such scale may change as such process is developed.
b.“Active Pharmaceutical Ingredient” or “API” means any substance or mixture of substances intended to be used in the manufacture of a pharmaceutical product and that, when used in the production of a pharmaceutical product, becomes an active ingredient of the pharmaceutical product, as defined in ICH Q7. Such substances are intended to furnish pharmacological activity or other direct effect in the diagnosis, cure, mitigation, treatment or prevention of disease or to affect the structure and function of the body.
c. “Agilent IP” means (i) all Intellectual Property owned, licensed or developed by or on behalf of Agilent that relates to or is useful in developing the manufacturing processes for, or in the making or manufacturing of, the Molecule, and (ii) all other Intellectual Property owned, licensed or developed by or on behalf of Agilent before the Effective Date or licensed or developed by or on behalf of Agilent independent of this Agreement, without reliance on the Confidential Information of Arrowhead.
d.“Agilent Manufacturing Agreements” means, collectively, this Agreement, the Services and Supply Agreement by and between Agilent and Arrowhead dated [***] the Second Services and Supply Agreement by and between Agilent and Arrowhead dated [***] and any other services or supply agreement by and between the Parties from time to time.
e.“Annual Product Maximum” means [***]
f.“Arrowhead IP” means: (i) all Intellectual Property owned, obtained, licensed or developed by or on behalf of Arrowhead before the Effective Date, relating to the sequence and the molecular, chemical and/or compositional structure of the Molecule; (ii) all Intellectual Property owned, licensed or developed by or on behalf of Arrowhead before the Effective Date or licensed or developed by or on behalf of Arrowhead independent of any Agilent Manufacturing Agreement and without reliance on the Confidential Information of Agilent (including, for the avoidance of doubt, the following synthesis conditions that were developed by Arrowhead and transferred to Agilent: (A) [***] and (B) Arrowhead Confidential Information contained within reports provided by Arrowhead to Agilent, including those numbered [***] (iii) all Intellectual Property related to the molecular, chemical and/or compositional structure of the Molecule generated, developed, conceived and/or reduced to practice by Agilent hereunder; (iv) any Intellectual Property solely related to the conjugation of Arrowhead’s proprietary, non-commercially available, targeting ligands and/or pharmacokinetic/pharmacodynamic modulators generated, developed, conceived and/or reduced to practice by Agilent, and (v) the following : tangible materials consisting of the Molecule or any of its components or derivatives, certificates of compliance, safety data sheets, certificates of analysis, and data within any Deliverable relating specifically to the Molecule (except, with respect to (i)-(iv), any underlying Agilent IP contained within such Deliverables (e.g.. reports)), in each case, including improvements thereto.
g.“Arrowhead Requirements” means, collectively, the relevant sequence for the Molecule, the molecular, chemical and/or compositional structure of the Molecule, the Specifications and any other quantity, technical, purity or other information specific to the Molecule(s) that are set forth in a PO or SOW.
h.“Arrowhead Supplied Materials” has the meaning set forth in Section 4.f.
i.“Batch” means a specific quantity of Molecule that (a) is intended to have uniform character and quality within specified limits and (b) is Processed according to a single manufacturing order during the same cycle of manufacture.
j.“Binding Forecast” has the meaning set forth in 6.a.i.
k.“cGMP” means applicable current good manufacturing practices pursuant to (i) the U.S. Federal Food, Drug, and Cosmetic Act as amended (21 USC 301 et seq.); (ii) relevant U.S. regulations found in Title 21 of the U.S. Code of Federal Regulations (including but not limited to Parts 11, 210, 211, 600 and 610); (iii) Commission Directive 2003/94/EEC of 08 October 2003; (iv) the EC Guide to Good Manufacturing Practice for Medicinal Licensed Products, including respective guidance documents; China NMPA Good Manufacturing Practice for Drugs (2010), MOH Decree No. 79 of March 1, 2011, updated July 25, 2019; (v) any comparable laws, rules or regulations of other jurisdictions as mutually agreed to by the Parties, as each may be amended from time to time; and (vi) the relevant current International Conference on Harmonization (ICH) guidance documents, including the ICH Guidance Q7 Good Manufacturing Practice Guide for Active Pharmaceutical Ingredients and ICH Guidance Q11.
l.“Change Order” means a document that specifies one or more authorized changes to the scope of work, requirements or Specifications under a PO or SOW.
m.“Confidential Information” shall have the meaning specified in Section 15.
n.“Deliverables” means the analyses, reports, data and other tangible materials to be delivered to Arrowhead under an SOW.
o.“Finished Product” means Arrowheads biological or pharmaceutical drug product that includes the Molecule.
p.“Government Authority” means any federal, state, municipal, local, territorial or other government department, regulatory authority, judicial or administrative body, anywhere in the world.
q.“Intellectual Property” means, collectively, Patents, trademarks, copyrights, Know-How and other intellectual property owned or licensed by a Party.
r.“Kilo” means a kilogram of manufactured API, using a non-corrected, total as-is weight.
s.“Know-How” means non-patented proprietary information, inventions, developments, techniques, materials, processes, manufactures, compositions of matter or methods of use and trade secrets, whether or not patentable or copyrightable.

t.“Latent Defect” means any failure of a Molecule or Batch to meet Specifications that is not actually known to Arrowhead or not readily discoverable by Arrowhead using commercially reasonable inspection procedures, in each case at the time of delivery of such Molecule or Batch, and the failure is subsequently detected and is not attributable to a fundamental chemical or stability defect in the Molecule that results in a change in the Molecule that occurs after delivery by Agilent and is not the result of further processing, storage, handling or use of the Molecule after delivery by Agilent.
u.“Long-Range Forecast” has the meaning set forth in 6.a.iii.
v.“Molecule” shall mean [***] or any intermediate, precursor, analogue or derivative thereof, manufactured and supplied for Arrowhead by Agilent during the Term in accordance with this Agreement.
w.“Non-Binding Forecast” has the meaning set forth in 6.a.ii.
x.“Patents” means patents, patent applications and any issued divisions, continuations, continuations-in-part, re-issues, re-examinations, renewals or extensions thereof and any foreign counterpart of any of such U.S. patents.
y.“Process” means the process necessary for the manufacture of a Molecule developed by Agilent prior to or in accordance with this Agreement and the applicable SOW, as may be subsequently scaled-up by Agilent under and in accordance with this Agreement and the applicable SOW.
z.“Process Development Program” means Agilent’s services for the development of the Process for Arrowhead including, without limitation, synthesis, cleavage, de-protection and purification conditions designed to increase scalability and yield of the manufacturing process of the Molecule, as more specifically described in the applicable SOW.
aa.“Project Team” means the representative(s) for each Party designated in the SOW to perform the responsibilities described in Section 5 of this Agreement.
ab.“Purchase Order” or “PO” means a written purchase order, in substantially the form agreed to between Agilent and Arrowhead, to be delivered by Arrowhead to Agilent for the manufacture and supply of Molecule pursuant to this Agreement.
ac.“Quality Agreement” means the agreement by and between Agilent and Arrowhead, executed by duly authorized representatives of each Party, setting forth the obligations of the Parties with respect to quality matters applicable to the commercial manufacturing and supply of the Molecule under this Agreement.
ad.“Quarter” means a three (3) month period of each calendar year beginning, as applicable, January 1, April 1, July 1 or October 1.
ae.“Renewal Term” has the meaning set forth in Section 14.a.
af.“Retention Period” means a period of at least five (5) years following the date of termination or expiration of this Agreement and for any additional time required by applicable law.
ag.“Rolling Forecast” has the meaning set forth in section 6.a.
ah.“Services” means those services Agilent provides to Arrowhead under an SOW, which may include, without limitation, services related to the synthesis, manufacturing and supply of Molecule for Arrowhead by Agilent and any Process development and analytical method development, validation and qualification program services, quality control testing, batch records and/or stability studies.
ai.“Specifications” means the list of tests, analytical procedures and other numerical limits, ranges, and criteria mutually agreed by the Parties in writing that constitute the objective acceptance criteria for Agilent’s manufacture of the Molecule.
aj.“Subcontractor” shall mean and refer to any affiliate or third party to whom Agilent has subcontracted or delegated Agilent’s obligation to perform any portion of the Services hereunder.
ak.“Term” means the period of time during which the Agreement is effect, as specified in Section 14.a.

4.Supply of Molecule and Services.
a.Performance. Agilent will use commercially reasonable efforts to manufacture, synthesize and supply the Molecule and provide the Services in accordance with the Arrowhead Requirements, under the terms and conditions specified in this Agreement and an applicable PO or SOW. Arrowhead will supply the Arrowhead Requirements, whether proprietary or public, for the Molecule (including the selection of and submission to Agilent of all requisite sequence(s), structure(s) or other information as Agilent may reasonably request). Agilent shall not implement changes to the Molecule, Specifications, Batch Records, or Processes, or Subcontractors without prior written approval of Arrowhead; provided that Agilent can make purely administrative changes to Batch Records without Arrowhead’s prior written consent.
b.Exclusivity. Each Party acknowledges that the other Party has the right to manufacture and provide to third party companies and collaborators molecules and services that are similar to the Molecule and Services provided hereunder, provided that each such Party complies with the confidentiality provisions set forth in Section 13 of this Agreement. Agilent will not manufacture Molecules for any third parties without Arrowhead’s prior written consent. Arrowhead agrees that for a period of [***] years after the Effective Date, Agilent shall be the supplier of at least [***] of Arrowhead’s requirements of the Molecule which are manufactured at a third party CDMO either (i) in the [***] or (ii) intended to be sold in the [***] market. For the avoidance of doubt, the foregoing exclusivity provision is not intended to limit the amount of Molecule which (x) Arrowhead manufactures for itself or (y) is manufactured outside of the United States and is intended to be sold outside of the United States.
c.Purchase Orders. Arrowhead shall order, and Agilent shall manufacture and supply, the Molecule pursuant to Purchase Orders, as further described in Section 7. Each PO will become part of and subject to the terms of this Agreement when executed by the Parties.

d.Statements of Work. Agilent will perform the Services in accordance with the provisions of and for the amounts specified in each applicable SOW. Each SOW will set forth a specific set of Services to be performed. Each SOW will become part of and subject to the terms of this Agreement when executed by the Parties.

e.Modifications to a Purchase Order or Statement of Work. Any modification to a PO or SOW shall only be made by the Parties’ respective Project Team or other duly authorized representatives in writing by mutual agreement and set forth in a Change Order executed by both Parties.
f.Supply of Arrowhead Supplied Materials. Arrowhead will provide Agilent with [***] (“Arrowhead Supplied Materials”) in quantities sufficient for the manufacture and supply of the Molecule ordered by Arrowhead in accordance with this Agreement and the Quality Agreement, together with all applicable information and cooperation necessary to use the Arrowhead Supplied Materials in the manufacture and supply of the Molecule. Arrowhead shall maintain a sufficient inventory of Arrowhead Supplied Materials to manufacture the quantity of Molecule forecast over the next [***] Quarters. Arrowhead shall deliver sufficient amounts of Arrowhead Supplied Materials to Agilent at least [***] but no more than [***] prior to the applicable Quarter in which applicable Molecule is to be manufactured. Notwithstanding any other provision herein, Agilent shall not be liable for any delays or supply failures associated with Arrowhead’s failure to supply Arrowhead Supplied Materials in sufficient amounts and by the required delivery dates to enable Agilent to manufacture the Molecule ordered by Arrowhead. Arrowhead shall reimburse Agilent for any reasonable and documented direct out-of-pocket costs incurred by Agilent to qualify any alternative source of supply of Arrowhead Supplied Materials. Arrowhead shall immediately notify Agilent in writing if Arrowhead reasonably anticipates any delay or shortfall in the supply of Arrowhead Supplied Materials in sufficient amounts to enable Agilent to manufacture the Molecule ordered by Arrowhead hereunder. In the event of cancellation or deferment of any Batch under a Purchase Order due to Arrowhead’s failure to supply sufficient amounts of Arrowhead Supplied Materials to enable Agilent to manufacture the Molecule ordered by Arrowhead hereunder, the cancellation fees set forth in Section 7.g shall apply.
g.Handling of Arrowhead Supplied Materials. Arrowhead Supplied Materials delivered to Agilent shall be held by Agilent on behalf of Arrowhead on the terms and conditions contained in this Agreement and in accordance with any mutually agreeable instructions provided by Arrowhead. Arrowhead shall maintain title to the Arrowhead Supplied Materials at all times. Arrowhead shall provide any such written instructions to Agilent at least [***] days prior to delivery of the Arrowhead Supplied Materials. Upon receipt of the Arrowhead Supplied Materials, Agilent will promptly do a visual inspection of the Arrowhead Supplied Materials container to ensure it has not been compromised. Agilent will, promptly, but in no event later than [***] business days of receiving the Arrowhead Supplied Materials, notify Arrowhead in writing in accordance with the Quality Agreement in the event that such visual inspection revealed that the Arrowhead Supplied Materials was compromised at the time of delivery or was, at the time of delivery, otherwise unusable to manufacture the Molecule. Agilent will conduct raw material release testing of the Arrowhead Supplied Materials in accordance with the specification for the Arrowhead Supplied Materials consistent with the Quality Agreement. Agilent will provide Arrowhead notice in writing in accordance with the Quality Agreement in the event that the Arrowhead Supplied Materials does not comply with the specification for the Arrowhead Supplied Materials. In the event that Agilent provides a notification in accordance with this Section 4.g, Agilent shall not be liable for any delays or supply failures associated with delivered Arrowhead Supplied Materials that, at the time of delivery, was compromised or, at the time of delivery, was otherwise unusable to manufacture Product ordered by Arrowhead hereunder, and the cancellation fees set forth in Section 7.g may apply.
h.Additional Information. The Parties acknowledge that, from time to time, Agilent may require additional information from Arrowhead that is necessary to its performance of the Services but that was not foreseeable at the time the SOW was executed. Arrowhead agrees to provide Agilent in a timely manner with such additional information as Agilent may reasonably request. If Agilent does not receive the requested information from Arrowhead within a commercially reasonable period of time, upon prior written notice to Arrowhead, Agilent may cease development, production and/or delivery of the Molecule and, at its option, terminate this Agreement under Section 14.b.i.
i.Subcontracting. Agilent may only use Subcontractors to perform the Services under this Agreement as expressly stated in an SOW. In the event that Agilent subcontracts all or part of the Services under any SOW to a third party Subcontractor, Agilent shall be responsible and retain primary liability for the performance of all obligations of Subcontractors selected, managed and contracted Agilent. All agreements between Agilent and Subcontractors with respect to the Services must be in writing.
5.Project Team.
The Parties will establish a Project Team comprised of a representative from each Party to monitor and coordinate the supply of the Molecule and performance of the Services. The Project Team members for each Party can act as first-level points of contact for the resolution of any technical issues in connection with the supply of the Molecule or performance of the Services. Additional and/or specific duties of the Project Team may be further defined in an SOW. The Project Team may meet on a bi-weekly basis or upon such other frequency and at such locations (or by phone) as the Parties may mutually agree in the SOW. Each Party may change its representative(s) on the Project Team by advance written notice to the other Party.
6.Forecasts.
a.Forecasts. During the Term of this Agreement, Arrowhead shall submit to Agilent a written rolling forecast of the quantity of the Molecule, in number of Batches, which Arrowhead expects to order from Agilent for delivery using the [***] Process during the next [***] Quarters (the “Rolling Forecast”). The first Rolling Forecast, as mutually agreed by the Parties, is attached hereto in Appendix B. Thereafter, on or before the first day of each Quarter during the Term, Arrowhead shall submit a revised Rolling Forecast covering such Quarter and the following [***] Quarters, in accordance with this Section 6.a. Each Rolling Forecast consists of a Binding Forecast and Non-Binding Forecast as described below.
i.Binding Forecast. The first [***] Quarters of each Rolling Forecast shall constitute a binding order for the quantity of the Molecule specified in those [***] Quarters (the “Binding Forecast”). Arrowhead shall submit the Binding Forecast for each Rolling Forecast subject to the following limitations: (a) the quantity of the Molecule, described in number of Batches, forecast to be manufactured using the [***] Process for Quarters [***] through [***] must match the quantity of the Molecule forecast for Quarters [***] through

[***] of the prior Quarter’s Rolling Forecast;(b) for the [***] Process, the total number of Batches forecast in any given calendar year cannot exceed the Annual Product Maximum except as permitted under Section 6.b; and (c) any increases in quantity of the Molecule for any given Quarter relative to the forecast for such Quarter in the prior Quarter’s Rolling Forecast are subject to the availability of raw materials and manufacturing capacity required for the manufacture of the Molecule; provided (A) Agilent will use commercially reasonable efforts to support any increase in demand in connection with the launch (or lack thereof) of any new indication with respect to the Molecule, and will make reasonable commercial efforts to allow for Arrowhead to increase (subject to manufacturing slot and raw material availability), and (B) to the extent there is a scale up to a larger process, Arrowhead can adjust the Binding Forecast to account for the differences in expected yield between the Process and the larger scale process.
ii.Non-Binding Forecast. Quarters [***] through [***] of each Rolling Forecast (the “Non-Binding Forecast”) are non-binding but are subject to the limitations set forth in this Section 6.a.ii. Arrowhead shall submit the Non-Binding Forecast for each Rolling Forecast subject to the following limitations: (a) the amount of the Molecule, described in number of Batches, forecast by Arrowhead and for each Quarter of the Non-Binding Forecast shall constitute Arrowhead’s good-faith estimate of the amount of the Molecule required by Arrowhead for each such Quarter; (b) for the [***] Process, the total number of Batches forecast in any given calendar year cannot exceed the Annual Product Maximum except as permitted under Section 6.b.
iii.Long-Range Forecast. In addition to the Rolling Forecast, Arrowhead shall submit to Agilent a good-faith, non-binding, written, rolling forecast of the quantity of the Molecule, described number of Batches, which Arrowhead expects to order from Agilent for delivery using the [***] Process during the following two periods relative to the time of such forecast: (a) Quarters [***] through [***] and (b) Quarters [***] through [***] (the “Long-Range Forecast”). The first Long-Range Forecast is attached hereto in Appendix B. Thereafter, on or before the first day of every fourth (4th) Quarter during the Term, Arrowhead shall submit a revised Long-Range Forecast covering the periods described in (a) and (b) above.
b.Annual Product Maximum and Process Scale Up. Agilent shall not be obligated to manufacture a quantity of Molecule in excess of the Annual Product Maximum in any calendar year. However, if Arrowhead requests Agilent to manufacture a number of Batches in excess of the Annual Product Maximum in a calendar year, Agilent shall consider Arrowhead’s request in good faith, depending on Agilent’s available capacity, but shall not be obligated to manufacture such excess quantity of Molecule. If Arrowhead makes such request, it shall also discuss in good faith with Agilent the execution of an SOW for development of a larger process scale, which should result in decreased per-Kilo cost of API and increased facility capacity.

7.Purchase Orders, Delivery and Shipment.
a.Purchase Order Submission. Within [***] days of the Effective Date of this Agreement, Arrowhead shall submit to Agilent one Purchase Order for each Batch of the Molecule comprising the quantities of the Molecule forecast for the [***] Quarters of the Binding Forecast, with the dollar amount of each such Purchase Order corresponding to the cost of the Batch as described in Section 9.a. Thereafter, on or before the first day of each Quarter during the Term, in conjunction with each Rolling Forecast to be submitted, Arrowhead shall submit to Agilent additional Purchase Orders for each Batch of the Molecule comprising the quantities of Molecule forecast for the [***] Quarter of the Rolling Forecast. Each Purchase Order shall specify the Quarter to which it is applicable and during which applicable Molecule is to be delivered, and the manner and address of delivery, all of which shall be subject to this Section 7.

b.Acceptance of Purchase Orders. Agilent shall notify Arrowhead as to whether any Purchase Order delivered pursuant to Section 7.a has been accepted or rejected within [***] business days following Agilent’s receipt of such Purchase Order. Agilent may only reject a Purchase Order as follows: (i) the Purchase Order is not in compliance with this Agreement), (ii) the Purchase Order does not comply with Agilent’s credit limit standards; provided that if Arrowhead agrees to make an up-front pre-payment representing all or a portion of the amount due with respect to such Purchase Order as may be requested by Agilent, Agilent may not reject the Purchase Order on the basis that it does not comply with Agilent’s credit limit standards, which pre-payment shall be refunded to Arrowhead by Agilent in the event Agilent fails to deliver the Molecule for which the pre-payment was made, or (iii) the Purchase Order does not have a delivery address. In the event that Agilent rejects a Purchase Order hereunder, Agilent shall notify Arrowhead in writing within the [***] business day period, of the reasons why such Purchase Order was rejected by Agilent. Arrowhead may, at its option and within [***] business days after such rejection, submit a revised Purchase Order.

c.Fulfillment of Purchase Orders. Upon acceptance of a Purchase Order by Agilent, Agilent commits to deliver the applicable quantity of the Molecule during the applicable Quarter of such Purchase Order, provided that if the Binding Forecast specifies the delivery of a Batch in the then-current Quarter and the delivery of a Batch in the subsequent Quarter, or in up to [***] consecutive subsequent Quarters from the then-current Quarter, Agilent may campaign such Batches and retain such manufacturing equipment and environment between Batches to reduce time and expense; provided that unless Arrowhead consents in writing, Agilent may not deliver any Batch more than one Quarter earlier than specified in the Binding Forecast. If such campaigning results in significant cost savings for Agilent, then Agilent will discuss with Arrowhead an appropriate benefits-sharing arrangement.

d.Advance Payment. [***] months prior to the Quarter in which the Molecule is to be manufactured, Agilent may invoice Arrowhead against each applicable Purchase Order an amount equaling [***] percent [***] of the price of each applicable Batch to be manufactured in such Quarter as an advance payment for such Batches. of the price of each applicable Batch to be manufactured in such Quarter as an advance payment for such Batches. Arrowhead shall pay such invoices in accordance with Section 9.c. Agilent may revise such advance payment percentage no more than once per year or upon any material adverse change specific to Arrowhead that would affect Arrowhead’s ability to perform its obligations hereunder. Agilent shall notify Arrowhead in writing of any such changes to the advance payment percentage.
e.Delivery and Acceptance. Agilent will deliver the Molecule to the carrier selected by Arrowhead. Shipment terms are [***] Agilent Facility (Incoterms 2020). [***] Arrowhead is responsible for payment of all shipment costs, including any insurance necessary to guard against loss or damage during shipment, or, if shipping costs were prepaid by Agilent, Arrowhead will reimburse Agilent for the amount thereof. Any insurance, duties or other official charges payable upon exportation are Arrowhead’s sole responsibility. Acceptance shall occur upon delivery of the Molecule to Arrowhead’s carrier. Upon shipment of the Molecule, Agilent may invoice Arrowhead for such Molecule against the Purchase Order for the Batch applicable to such Molecule (less any pre-paid amounts for such Molecule) and Arrowhead shall pay such invoices in accordance with Section 9.c. Acceptance of Services shall occur upon completion of such Services. Acceptance by itself shall not by itself limit Arrowhead’s rights under Section 15.b.
f.Payment. Agilent shall invoice Arrowhead at the time of, as applicable, shipment of the Molecule in accordance with this Agreement or completion of the Services, unless otherwise agreed to by the Parties in a Statement of Work. Payment of an undisputed invoice for Molecule is due [***] days from the date of invoice. Payment of a disputed invoice for the Molecule is due [***] days from the date of resolution of the dispute.

g.Cancellation of Purchase Orders. Arrowhead may cancel manufacture of the Molecule under any Purchase Order or part thereof by providing Agilent with written notice thereof prior to the scheduled delivery date subject to payment of invoiced amounts under this Section 7g. For the avoidance of doubt, delivery dates for the Molecule may not be deferred; any notice of deferment shall be deemed a notice of cancellation unless Agilent agrees in writing otherwise, which it shall have the right to decide in its sole discretion. Upon cancellation of manufacture of the Molecule that constitutes any part of a Binding Forecast, whether by Arrowhead’s written notification or by Arrowhead’s failure to supply sufficient quantities of Arrowhead Supplied Materials, Agilent shall invoice Arrowhead against the applicable Purchase Order for the applicable Batch(es) for an amount equal to the full amounts payable for such cancelled Molecule, less (a) any advance payments or other amounts previously paid by Arrowhead applicable to such cancelled Molecule and (b) any raw material or pass-through costs applicable to such cancelled Molecule not yet incurred (or not reasonably cancellable) by Agilent; [***] Arrowhead will be invoiced for any raw materials that were planned to be used for the commercial Batch as below. Arrowhead shall pay such invoices in accordance with Section 9.c. In the event that Agilent is able to use any raw material purchased under a cancelled Purchase Order for (i) another Purchase Order of the Molecule for Arrowhead or, (ii) another Arrowhead manufacturing run pursuant to any agreement between the Parties, (iii) for another customer within [***] months of the date of the notice of cancellation, then Agilent will issue a credit to Arrowhead for the cost of such raw materials which Arrowhead may apply to any future unpaid invoices under this Agreement or any other agreement between the Parties.

h.Packaging and Shipment Instructions. Agilent will package, label and ship the Molecule using Arrowhead’s validated shipping, packaging and procedures. Agilent assumes no liability for the failure of a Batch to meet the Specifications due to Arrowhead’s failure to provide packaging or shipment instructions.
i.Storage. Agilent shall hold all starting materials, Arrowhead Supplied Materials, intermediates, Molecules and API under the appropriate storage conditions established per specifications, the Quality Agreement, and in accordance with cGMP.
j.Sample Retention. Arrowhead acknowledges that, to comply with cGMP requirements and for process and analytical comparison purposes, Agilent may be required to retain a sample of each Batch. Agilent’s retention of such samples will not be considered a violation of Agilent’s confidentiality obligations hereunder, provided Agilent otherwise complies with the provisions of Section 15.
k.Latent Defect.
i.Discovery of Latent Defect. In the event Arrowhead discovers a Latent Defect, Arrowhead shall have [***] business days from the date that Arrowhead becomes aware of such Latent Defect to notify Agilent in writing of any claim with respect thereto, including in such notice specific details about the nature of the Latent Defect.
ii.Notification from Arrowhead. In the event Arrowhead notifies Agilent pursuant to the preceding paragraph of a Latent Defect, (i) Agilent shall have the right to inspect and analyze the Molecule and (ii) the Parties shall work together in good faith to reach agreement as to whether the Molecule has a Latent Defect. In the event the Parties agree that the Molecule has a Latent Defect Arrowhead shall have the remedies as set forth in Section 7(k)(iv).
iii.Independent Laboratory. In the event the Parties fail to agree whether there is a Latent Defect, the matter shall be referred to an Independent Laboratory. As used herein, “Independent Laboratory” means a laboratory independent of each Party, mutually reasonably agreed in writing between the Parties and competent to determine the matters referred to in this Section 7.l. Agilent shall forward a sample of retained Molecule from the Batch in question to the Independent Laboratory for testing and control purposes. The Parties shall mutually reasonably agree to the controls and procedures used by the Independent Laboratory to test the Molecule. Agilent shall have the right to audit the Independent Laboratory to determine whether there was any departure from the established controls and procedures used to test the Molecule. In the event Agilent determines that there was a departure from the established controls and procedures, Agilent shall notify Arrowhead in writing within [***] business days and the Parties shall work in good faith to resolve the matter. In the absence of such determination by Agilent, the decision of the Independent Laboratory shall be final and binding on the Parties. If the Independent Laboratory determines that the Molecule has a Latent Defect, then the Independent Laboratory’s fees shall be borne by Agilent. If the Independent Laboratory determines that the Molecule does not have a Latent Defect, then Arrowhead shall bear the Independent Laboratory's’ fees and reimburse Agilent for any reasonable direct costs incurred by Agilent in connection with the Independent Laboratory's’ analysis of the Molecule.
iv.Arrowhead's Remedies. The following remedies shall be available in the event the Molecule has a Latent Defect:
1.Agilent may elect either to collect and dispose of the affected Molecule, at Agilent's’ expense, or to reimburse Arrowhead for any reasonable costs incurred by Arrowhead to collect and dispose of the affected Molecule;
2.Agilent shall reimburse Arrowhead for all reasonable costs incurred by Arrowhead in connection with delivery of the affected Molecule, including freight, clearance, duty and storage charges incurred by Arrowhead; and
3.Agilent shall promptly, at no additional cost to Arrowhead, (i) replace the affected Molecule as soon as reasonably practicable with a Molecule that meets the requirements of Section 4.a. or (ii) rework the affected Molecule, subject to mutual agreement of the Parties. In the event that Agilent fails to replace the affected Molecule within the timeframe mutually agreed to by the Parties, Agilent will refund to Arrowhead any amounts paid for such Molecule.
8.Inspection; Records and Audits.
a.Certificates of Analysis and Batch Records. Agilent will sample and test each Batch to ensure its conformance with the Specifications and supply certificates of analysis prior to shipment. Agilent will supply applicable [***] (collectively, “Batch Records”) with each shipment (which statements and Batch Records will be provided digitally unless otherwise requested in writing by Arrowhead). Arrowhead will inspect each shipment of a Batch to ensure that the shipment of the Batch is complete per the PO and Quality Agreement and any applicable Change Orders. In the event the Batch is incomplete or defective, Arrowhead will provide Agilent with written notice within [***] calendar days following Arrowhead’s receipt of the Batch, Batch Records and associated documentation and Agilent will deliver such quantity of Molecule as necessary to meet the quantity specified in the PO as soon as commercially reasonable. In the absence of such notice from Arrowhead, the Batch shall be deemed to be complete.

b.Books and Records. Agilent shall maintain complete and accurate books and records (i) regarding all financial matters under this Agreement in accordance with generally accepted accounting practices, (ii) reasonably necessary to demonstrate compliance with the requirements of this Agreement, in each case during the Term and for the Retention Period; provided, however, that in the event of any dispute arising with this Agreement, the Retention Period shall last until the resolution of the dispute becomes final and non-appealable and all obligations of the parties are fully satisfied.
c.Audit by Arrowhead. Subject to the limitations set forth in the Quality Agreement, upon reasonable prior notice and during normal business hours, Agilent shall permit Arrowhead representatives or Arrowhead’s designees to visit and reasonably audit Agilent’s facilities used in the provision of the Services. Such visits and/or audits may include inspection of records (e.g., Batch Records) and other documents associated with the Services. Agilent shall reasonably cooperate in any such audit or inspection. During the Term, Agilent shall make its books and records and other documentation and records to be agreed in the Quality Agreement material to confirm Agilent’s compliance with applicable law relating to the Services hereunder, available for inspection by Agilent or its authorized representatives; provided that Arrowhead and its representatives shall at all times comply with Section 15. Frequency, scope, and procedure for facility audits shall be specified in the Quality Agreement.

d.Person in Plant. [***]
e.Government Authority Inspections.
i.Agilent shall notify Arrowhead as per the Quality Agreement, of any proposed or unannounced visit or inspection by any Government Authority relating to the Molecule. Arrowhead may request a summary report of the results of the inspection as per the Quality Agreement.

ii.Agilent shall immediately notify Arrowhead of any information Agilent receives regarding any threatened or pending action by any Government Authority that may impact the supply of Molecules to Arrowhead. Upon receipt of such information, Agilent shall consult with Arrowhead in an effort to arrive at a mutually acceptable action. Nothing contained in this Agreement shall be construed as restricting the right of either Party to make a timely report of such matter to any Government Authority or take any other action that it deems to be appropriate or required by applicable law.

iii.Agilent shall cooperate with any inspections reasonably requested by a Government Authority with respect to the Molecule (including pre-approval inspections).

f.Product Issues.

i.Agilent shall notify Arrowhead as set forth in the Quality Agreement, of any information of which it aware concerning Molecules supplied to Arrowhead or manufacturing processes and conditions which may affect the safety or efficacy claims regarding or the continued marketing, supply or use of the Molecule.
ii.Agilent shall promptly notify Arrowhead of any lot failure, supplying problems, and deviations/ non-conformances or any issues regarding the Molecules that reasonably may impact Arrowhead’s ability to supply, market or distribute Finished Products to its customers, all subject to the Quality Agreement.
9.Prices, Taxes, and Payment Terms.
a.Pricing. All prices for the manufacture of Molecule or performance of Services will be in United States currency in the amounts specified in each Purchase Order based on the pricing for each Molecule set forth in Appendix A or the applicable Statement of Work (as applicable) and may not be modified except by the Parties’ execution of a Change Order.
b.Taxes and Other Fees. Prices are exclusive of any duties, value added or other taxes. Any tax, duty, custom, insurance or other fee of any nature imposed upon this transaction by any federal, state, local, or foreign governmental authority shall be paid by Arrowhead in addition to the amounts invoiced. If Agilent is required to prepay any such tax or fee, Arrowhead will reimburse Agilent promptly upon demand. Agilent shall cooperate with Arrowhead in good faith to assist Arrowhead in minimizing any taxes that Arrowhead may owe with respect to the Services.
i.Proof of Exemption. Applicable taxes will be charged to Arrowhead unless Arrowhead provides proof of tax exemption prior to invoicing.
c.Invoicing and Payment Terms. Upon each delivery of Molecule or completion of Services, as applicable, Agilent shall invoice Arrowhead for the relevant quantity of Molecule delivered, less any Initial Payment received by Agilent in accordance with Section 7.d. Payment terms are net [***] days from the date of Agilent’s invoice. Payment terms are subject to change if Arrowhead’s financial condition or payment record merits such change.
d.Remedies. If Arrowhead defaults in the timely payment of any amount due Agilent hereunder, Agilent shall have the right, in addition to any other remedies it may have at law or in equity, to withhold the performance of Services or the delivery of a Batch, to recall any Batch in transit and retake the same, to repossess any Batch or goods which may be stored with Agilent for Arrowhead’s account, without the necessity of Agilent initiating any other proceedings. In addition, Agilent may terminate this Agreement if Arrowhead fails to pay any sum due if, after [***] business days written notice, the failure has not been cured.

e.Cost Improvements.

i.Agilent and Arrowhead shall meet annually during the Term to discuss process improvements and cost improvements with respect to manufacturing the Product.
ii.If Arrowhead develops Arrowhead IP that can improve the Process, the parties will discuss applying such Arrowhead IP. In no event will Arrowhead provide any Arrowhead IP that may improve or effect the Process, without prior discussion with and consent of, Agilent.

f.Manufacturing Cost Increases. Agilent shall have the right to increase the prices for Molecule and Services on no less than [***] days’ prior written notice no more than [***] provided any such [***] increase will not exceed the lesser of (a) [***] or (b) [***]  Any such Fee increase will apply prospectively to Purchase Order(s) accepted after the effective date of the Fee Increase, but, for the avoidance of doubt, will not apply to any Purchase Orders which had already been accepted as of the effective date of such Fee Increase.

10.Warranties.
a.Mutual Representations and Warranties. As of the Effective Date and throughout the Term, each Party represents, warrants and covenants to the other Party that:
i.Such Party (A) is duly organized, validly existing and in good standing under the applicable laws of its jurisdiction of organization, (B) is qualified or licensed to do business and in good standing in every jurisdiction where such qualification or licensing is required and (C) has the requisite power and authority to negotiate, execute, deliver and perform its obligations under this Agreement.
ii.This Agreement, when executed and delivered by such Party in accordance with the provisions hereof, will be a legal, valid and binding obligation of such party, enforceable against such Party in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.
iii.Such Party’s execution, delivery and performance of this Agreement shall not constitute a violation, breach or default under any contract, instrument, obligation or agreement to which it or any of its employees is a Party or by which it is bound, and will not conflict with or violate any applicable law.
iv.Neither such Party or any of its agents or employees who perform any work in fulfillment of this Agreement, have been debarred or is subject to debarment by the FDA, nor otherwise been subjected to restrictions or sanctions by the FDA or any other Government Authority or professional body.
b.Agilent Warranties.
i.Conformance with Specifications and No Defects Agilent warrants to Arrowhead that the Molecule, at the time of delivery to the carrier, will [***]
ii.DISCLAIMER. AGILENT EXPRESSLY DISCLAIMS ALL OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT.
iii.Remedies. Except as set forth in Sections 12 and 13, Arrowhead’s exclusive and sole remedy for any breach of the foregoing warranties is, upon mutual agreement of the Parties and at Agilent’s expense: (i) replacement of the nonconforming Molecule within no less than [***] days of notice of non-acceptance (subject to raw material availability) or if sooner as the Parties may mutually agree, or (ii) repair of the nonconforming Molecule in a manner requiring Arrowhead’s express written approval.
iv.Agilent represents, warrants and covenants that Services shall be performed in a professional, workmanlike and competent manner, in accordance with the terms of this Agreement and generally accepted standards applicable to the services provided and in accordance with applicable law.
c.Arrowhead Warranties.
i.Use of Molecule. Arrowhead warrants and represents that (i) each Molecule designated in the SOW as an API to be manufactured, synthesized or supplied by Agilent under this Agreement is and shall at all times be an API; and (ii) Arrowhead will comply with all applicable laws, rules and regulations including, without limitation, those issued by the United States Food and Drug Administration, with respect to the use of APIs.

ii.Arrowhead Technology. Arrowhead warrants and represents that Agilent’s use of the Arrowhead IP to perform the Services will not infringe the Intellectual Property rights of any third party.
iii.Arrowhead IP. Agilent’s use of Arrowhead IP to manufacture any Molecule or provide Services hereunder does not and will not infringe any patent, copyright, trade secret or other proprietary right of any third party.

11.Intellectual Property Rights.
a.Agilent IP. All Intellectual Property rights in the Agilent IP will at all times be and remain vested in Agilent. Arrowhead acknowledges that it will not acquire a license or any other right to the Agilent IP except as otherwise set forth in this Agreement. In addition, Agilent shall be the sole owner of all right, title and interest in and to all Intellectual Property relating to the Process that are jointly developed by Arrowhead and Agilent during the course of performing Services except to the extent such Intellectual Property constitutes Arrowhead IP (“Joint Process Improvements”). Arrowhead hereby assigns to Agilent all of its right, title and interest in Joint Process Improvements, except as otherwise provided in Sections 11.d and 11.e below. Arrowhead agrees to execute such assignments and other documents and to take such other actions as may be reasonably requested by Agilent from time to time, at Agilent’s expense, in order to effect the ownership provisions of this Section 11.a.
b.Arrowhead IP. Subject to the rights and licenses granted under this Agreement, all Intellectual Property rights in the Arrowhead IP will at all times be and remain vested in Arrowhead. Agilent hereby irrevocably transfers and assign any Arrowhead IP that Agilent inventors develop, conceive and/or reduce to practice. Agilent shall also cooperate with Arrowhead in executing any and all documents reasonable requested by Arrowhead to perfect its rights in the Arrowhead IP.
c.License to Arrowhead IP. Arrowhead hereby grants to Agilent a limited, non-exclusive, royalty-free license, without the right to sublicense except as pre-approved in writing by Arrowhead, to use the Arrowhead IP solely as necessary to perform Services in accordance with the terms and conditions of this Agreement and the applicable SOW during the Term of the Agreement.
d.License to Analytical Methods and Joint Process Improvements. Agilent hereby grants to Arrowhead a worldwide, fully paid-up, royalty-free, perpetual, non-sublicensable (except in accordance with this Section 11.d), non-transferable and non-assignable (except to a permitted assignee in accordance with Section 17.i (“Permitted Assignee”)), nonexclusive license to (x) Joint Process Improvements, (y) analytical methods that are developed by Agilent in the performance of a SOW (“Analytical Methods”) (Analytical Methods and Joint Process are collectively “Licensed Technology”), to make, have made, use, sell, offer for sale, export and import the Molecule and Finished Product, subject to the following: (i) any sublicense granted by Arrowhead to a third party manufacturer or a third party that Arrowhead has granted a license under Arrowhead Intellectual Property to develop Molecule (“Arrowhead Licensee”) and/or Finished Product shall be restricted to using the Licensed Technology for the sole purpose of performing services (including development and manufacturing services) for the Molecule or Finished Product exclusively for Arrowhead, and (ii) prior to disclosing any Licensed Technology to any third party, Arrowhead shall enter into a valid written confidentiality agreement with such third party that (a) requires the third party to maintain the confidentiality of Agilent Proprietary Information contained in the Licensed Technology under terms no less restrictive than those set forth in this Agreement and (b) restricts the third party from using the Licensed Technology for any purpose other than to perform services for the Molecule or Finished Product exclusively for Arrowhead in accordance with this Section 11.d. In addition, any sublicense to Analytical Methods granted by Arrowhead under this Section 11.d to a third-party manufacturer of Finished Product shall be restricted to those Analytical Methods that are necessary to manufacture and release the Finished Product.
e.Additional License to Joint Process Improvements. In addition to the non-exclusive license granted in Section 11.d above, and solely with respect to Joint Process Improvements, Agilent hereby grants to Arrowhead a worldwide, fully paid-up, royalty-free, perpetual, non-sublicensable (except in accordance with this Section 11.e), non-transferable and non-assignable (except to a Permitted Assignee) license to use Joint Process Improvements on a non-exclusive basis to make, have made, use, sell, offer for sale, export and import products controlled by Arrowhead, provided that (i) any sublicense granted by Arrowhead to a third party manufacturer or an Arrowhead Licensee shall be restricted to using the Joint Process Improvements for the sole purpose of performing services (including development and manufacturing services) exclusively for Arrowhead, and (ii) prior to disclosing any Joint Process Improvements to any third party, Arrowhead shall enter into a valid written confidentiality agreement with such third party that (a) requires the third party to maintain the confidentiality of Agilent Proprietary Information contained in the Joint Process Improvements under terms no less restrictive than those set forth in this Agreement and (b) restricts the third party from using the Joint Process Improvements for any purpose other than to perform services exclusively for Arrowhead in accordance with this Section 11.e. Except as expressly provided in Section 11.d and e, no license to any Licensed Technology is granted, conveyed or implied.
f.Third-Party Licenses.
i.Arrowhead Licenses. Arrowhead's use of the Molecule and request that Agilent supply the Services with respect to the Molecule may necessitate Arrowhead’s procurement of separate licenses from third parties for Intellectual Property that claims or covers the Molecule. Arrowhead shall have full responsibility for the determination of whether and from which third party it requires any such license(s) to Intellectual Property claiming or covering the Molecules and for the procurement of such license(s).
ii.Agilent Licenses. Agilent is responsible for the procurement of any licenses to Intellectual Property necessary to develop the Process or to use the Process to manufacture a Molecule. Agilent shall have full responsibility for the determination of whether and from which third party it requires any such license to Intellectual Property claiming or covering the Process or for the manufacture of any Molecule through the use of the Process and for the procurement of any such license. In addition, Agilent is responsible for obtaining, at its expense, any facility or other similar licenses, permits and regulatory or government approvals (excluding licenses to be obtained by Arrowhead under Section 11.f.i necessary for its performance of Services under this Agreement.
g.Rights Reserved. Except as provided expressly herein, no license to any Agilent IP or Arrowhead IP is conveyed or implied as a result of the provision of any Services to Arrowhead hereunder. All rights not conferred are expressly reserved.
12.Recalls.
a.Cooperation and Reimbursement. In the event that any Molecule or Finished Product is recalled or withdrawn, Agilent shall reasonably cooperate with Arrowhead in connection with such recall, or withdrawal. To the extent such recall, withdrawal or field correction is caused by Agilent’s material breach of the terms or conditions as set forth in this Agreement [***] To the extent such recall, withdrawal or field correction is not caused by Agilent’s breach of the terms or conditions set forth in this Agreement or is caused by Arrowhead’s (or its subcontractors) failure to comply with cGMP or any other requirement of applicable law (including in connection with any further processing of the Molecule into drug product or in the import, export or sale of the Molecule), such costs shall be borne by Arrowhead.
b.Recall or Withdrawal Decisions. Agilent shall abide by all decisions and timelines by Arrowhead to recall or withdraw Molecules or Finished Products. Unless required by law, Agilent shall not disclose to any third party information regarding such decisions or contemplation of such decisions.

13.Indemnification.
a.Arrowhead indemnifies Agilent, its officers, agents, employees and affiliates (“Agilent Indemnified Party”) in respect of any third party claim, loss, damage, expense or other liability payable to a third party, including reasonable attorneys' fees and costs (“Arrowhead Claim”) which may be made against an Agilent Indemnified Party and alleged to have occurred as a result of [***]
b.Agilent indemnifies Arrowhead, its affiliates and their officers, agents, employees (“Arrowhead Indemnified Party”) in respect of any third party claim, loss, damage, expense or other liability payable to a third party, including reasonable attorneys' fees and costs (“Agilent Claim”) which may be made against an Arrowhead Indemnified Party and alleged to have occurred as a result of [***]

c.Notice. The Party seeking indemnification shall notify the other Party within ten (10) business days after receipt of notice of any event giving rise to a Claim; provided that the indemnifying Party shall not be released from this indemnity obligation to the extent that the failure to notify the other Party within ten (10) days does not materially prejudice the defense of such claim or suit, and the indemnified Party agrees to reasonably cooperate with the indemnifying Party and/or its insurers in the defense of such Claim. The indemnifying Party shall have the right but not the obligation to assume control of the defense of such Claim, but shall not settle any such Claim without the prior written consent of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed.
14.Limitation of Liability.
a.IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING BUT NOT LIMITED TO DOWNTIME COSTS, LOSS OF DATA, LOST PROFITS, BUSINESS INTERRUPTION OR COST OF COVER) REGARDLESS OF WHETHER SUCH CLAIMS ARE BASED ON CONTRACT, TORT, WARRANTY OR ANY OTHER LEGAL THEORY, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THIS EXCLUSION IS INDEPENDENT OF ANY OTHER REMEDY SET FORTH IN THIS AGREEMENT.
b.To the extent that limitation of liability is permitted by law, each Party’s liability to the other Party is limited to the greater of (i) [***]
The limitations set forth in Sections 14.a and 14.b above will not apply to damages for bodily injury or death caused by a Party’s gross negligence or willful misconduct, breach of a Party’s obligations of confidentiality, or arising out of either Party’s indemnity obligations under this Agreement.
15.Confidentiality.
a.Confidential Information. In this Agreement, “Confidential Information” shall mean information exchanged between the Parties under the Agilent Manufacturing Agreements, which:
i.If disclosed by Agilent or made known to Arrowhead through Arrowhead’s visits to or contacts with Agilent, concerns proprietary information, inventions, developments, techniques, materials, processes, manufactures, or methods of use and trade secrets, whether patentable or copyrightable, relating to and/or useful in the manufacturing of nucleic acid oligonucleotides and related services (including, but not limited to, analytical methods, process development and stability testing) and the pricing thereof (“Agilent Trade Secrets”), and other proprietary, non-public business and technical information of Agilent;
ii.If disclosed by Arrowhead or made known to Agilent through Agilent’s visits to or contacts with Arrowhead, concerns Arrowhead’s proprietary sequence and structure information for any molecule, biologic, compound, component or other product (including, without limitation, duplex products), methods of use, delivery, manufature or storage of the same and related molecular, chemical, compositional, quantity, technical, purity and other standards (“Arrowhead Trade Secrets”), and other proprietary, non-public business and technical information of Arrowhead;
iii.except as to Agilent Trade Secrets and Arrowhead Trade Secrets, that are marked as being confidential at the time of disclosure, or if unmarked (e.g. orally or visually disclosed), is designated as being confidential at the time of disclosure and is confirmed as such in writing by the disclosing Party within thirty days of the disclosure (or, which the receiving Party should have reasonably known was confidential), and
iv.prior to receipt from the disclosing Party was neither publicly available nor in the receiving Party's possession without a duty of confidentiality.
b.Exclusions. Information shall cease to qualify as Confidential Information once it can be demonstrated by documentation or other competent proof that (i) it has become publicly available without breach of this Agreement, (ii) is rightfully obtained by the receiving Party from another source without a duty of confidentiality, (iii) was in the receiving Party’s possession prior to disclosure by or on behalf of the disclosing Party without any obligation of confidentiality with respect to such information, or (iv) is independently developed or ascertained by the receiving Party without reference to or use of the disclosing Party’s confidential information.
c.Obligations. A Party receiving Confidential Information agrees:
i.not to disclose or reveal to any third party or directly or indirectly use any of the Confidential Information of the other Party for purposes other than as permitted and specifically set forth in the Agreement;
ii.not to copy or reproduce in whole or in part any of the Confidential Information without the prior written consent of the other Party;
iii.to hold in confidence and to protect all Confidential Information received from a Party from unauthorized use, dissemination or disclosure using the same standard of care that such party uses with respect to its own similar Confidential Information, but in no event less than a reasonable degree of care, and to restrict access to such Confidential Information only to those persons who need to know such information in order to carry out the activities permitted under this Agreement, and who will be subject to the same confidentiality and nondisclosure obligations of this Agreement; and
iv.upon request, to promptly return or destroy all Confidential Information, provided each Party may retain (A) one copy of the other Party’s Confidential Information within the files of its legal department or legal counsel solely for record-keeping purposes or (B) other Confidential Information which is required to be maintained according to applicable law (including regulatory requirements); provided that in all cases, such Confidential Information shall remain subject to this Section 15 so long as such information remains Confidential Information;.
d.Permitted Disclosures. Each Party may disclose Confidential Information of the other Party as expressly permitted by this Agreement only in connection with the performance of the obligations or exercise of the rights of such Party or if and to the extent that such disclosure is reasonably necessary
i.in response to a valid order of a court of competent jurisdiction or other supra-national, federal, national, regional, state, provincial, and local governmental or regulatory body of competent jurisdiction or, if in the reasonable opinion of the receiving Party’s legal counsel, such disclosure is otherwise required by applicable law; provided, however, that the receiving Party, except where prohibited by applicable law or judicial or administrative process, shall first give the disclosing Party prompt written notice thereof and permit the disclosing Party to exhaust all reasonable legal remedies to object to such disclosure and/or to maintain the Confidential Information in confidence prior to making the required disclosure;
ii.to prosecute or defend litigation, subject to advance notice to the other Party and such disclosing Party will use reasonable efforts to maintain confidentiality of such Confidential Information;
iii.upon notice to the other Party, to prepare, file, obtain or maintain regulatory approvals relating to the Molecule;
iv.to bona fide potential or actual financial investors (including lenders) or acquirers, of the receiving Party as may be necessary in connection with their evaluation (or exploitation, after the culmination of any such acquisition) of such potential or actual investment or acquisition; provided, however, (A) that such persons shall be subject to obligations of confidentiality and non-use with respect to such Confidential Information substantially similar to the obligations of confidentiality and non-use of the receiving Party pursuant to this Section 15 (with a duration of confidentiality and non-use obligations appropriate for such transaction) and (B) such disclosure shall be solely for the purpose of evaluating or carrying out a potential or actual investment in or acquisition of the disclosing party and Confidential Information is not disclosed to any third party, except as necessary for the evaluation or carrying out of such transaction. For clarification, (a) in any event, this exception does not authorize disclosure of Confidential Information to any competitor of the disclosing party, whether directly or indirectly, and (b) each Party shall remain liable for any breach of confidentiality by a third party to whom such Party discloses Confidential Information hereunder.

v.With respect to Arrowhead, in full collaboration and transparency with Agilent, to bona fide potential or actual licensees, sublicensees as communicated in advance to Agilent prior to any such disclosure, all as may be necessary in connection with their evaluation or exploitation of such potential or actual license; provided that such disclosure shall be limited to the information contained with Arrowhead’s regulatory filings, statements of origin, statements of compliance, CSF’s, in-process and final release data, Agilent release data for starting raw materials , a pre-agreed in writing redacted copy of this Agreement, a range of Batch pricing , and such other documents to which Agilent provides prior written consent (to be provided in Agilent’s reasonable discretion). For clarification, (a) in any event, this exception does not authorize disclosure of Confidential Information to any current or potential competitor of Agilent, whether directly or indirectly, and (b) Arrowhead shall remain liable for any breach of confidentiality by a third party to whom Arrowhead discloses Confidential Information hereunder.

16.Term and Termination.
a.Term. The Term shall extend from the Effective Date for a period of [***] from the date of Arrowhead’s first commercial sale of the approved Finished Product (the “Initial Term”). The Term will be automatically extended for additional two-year periods (the “Renewal Term” and together with the Initial Term, the “Term”) unless one Party provides the other Party with no less than [***] prior written notice of its intent that the Term expire.
b.Termination for Cause. Without prejudice to any other rights and remedies which may be available to them, either Party may terminate this Agreement:
i.[***] days prior written notice in the event of a material breach of any obligation under this Agreement or an SOW by the other Party; provided, however, that such notice will identify the breach in reasonable particularity and that the Party in breach will have an opportunity to cure such breach during the [***] notice period, and if so cured (or in the process of being cured) to the reasonable satisfaction of the other Party, no termination will be deemed to have occurred;
ii.immediately upon written notice to the other Party in the event of a proceeding, whether voluntary or involuntary, in bankruptcy or insolvency by or against the other Party, or an appointment with or without the other Party’s consent of a receiver or an assignee for the benefit of creditors of the other Party;
iii.immediately upon written notice in the event of a material breach of any confidentiality obligation hereunder.
c.Survival. Notwithstanding any termination or expiration of this Agreement, the provisions of Section 3, (Definitions), Section 7.f (Payment) (solely until the last Purchase Order or SOW has expired or terminated), , Section 7.g (Cancellation of Purchase Orders) (solely until the last Purchase Order has expired or terminated), 7.h (Packaging and Shipment Instructions) (solely until the last Purchase Order has expired or terminated), Section 8 (Inspection; Records and Audits), Section 9 (Prices, Taxes and Payment Terms) (solely until the last Purchase Order has expired or terminated), Section 10 (Warranties), Section 11 (Intellectual Property Rights), Section 12 (Recalls), Section 13 (indemnification), Section 14 (Limitation of Liability), Section 15 (Confidentiality), this Section 16.c (Survival) and Section 17 (General) will survive.
17.General.
a.Independent Contractors. The relationship of the Parties established under this Agreement is that of independent contractors, and neither Party shall act or is an agent, partner, joint venturer or employee of the other or has any authority to bind or act on behalf of the other in connection with this Agreement.
b.Notices. All notices required or permitted under this Agreement will be in writing and will be considered given upon a Party’s personal delivery of written notice or within forty-eight (48) hours after that Party’s deposit of written notice in the mail or post, certified or registered, or if by fax, upon oral or written confirmation of receipt, appropriately addressed to the following:

If to Agilent:
Agilent Technologies, Inc.
5555 Airport Blvd.
Nucleic Acid Solutions Division
5555 Airport Blvd.
Boulder, CO 80301 Attn: General Manager

With copy to:
Agilent Technologies, Inc.
[***]

If to Arrowhead:

Arrowhead Pharmaceuticals, Inc.
Attention: General Counsel
177 E. Colorado Blvd, Suite 700
Pasadena, CA 91105
Email: General.Counsel@arrowheadpharma.com
        .
c.Modifications; Waiver. None of the terms, covenants, and conditions of this Agreement may be waived except by the written consent of the Party waiving compliance, nor can any modification of this Agreement be made, except by a writing signed by both Parties. Without limiting the foregoing, no agent, employee or other representative of Agilent has the right to create, modify or expand Agilent’s warranty provisions, remove any disclaimers applicable to the Molecule or Services, or make any representations as to the Molecule or Services except by written amendment to this Agreement. Any other representation, creation, modification, removal or expansion, if made, should not be relied upon by Arrowhead and shall not form a part of this Agreement.
d.Export Control. The Parties agree to comply with all applicable United States laws and regulations that may govern the export of the Molecule abroad, including the Export Administration Act of 1979, as amended, any successor legislation, and the Export Administration Regulations issued by the Department of Commerce.

e.Governing Law and Jurisdiction. This Agreement shall be governed and construed in accordance with the laws of the [***] without regard to conflicts of laws provisions. The United Nations Convention on Contracts for the International Sale of Goods will not apply to transactions under this Agreement. The Parties agree that any claims arising under this Agreement shall be subject to the exclusive jurisdiction of the state and federal courts in [***]
f.Force Majeure. Neither Party shall be held liable or responsible to the other Party or be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement when such failure or delay is caused by or results from events beyond the reasonable control of the non-performing Party, including fires, floods, earthquakes, hurricanes, embargoes, shortages, epidemics, pandemics, quarantines, war, acts of war (whether war be declared or not), terrorist acts, insurrections, riots, civil commotion, strikes, lockouts or other labor disturbances (whether involving the workforce of the non-performing Party or of any other Person), acts of God, or acts, omissions or delays in acting by any Government Authority. The non-performing Party shall notify the other Party of such force majeure event as soon as reasonably practicable after such occurrence by giving written notice to the other Party stating the nature of the event, its anticipated duration and any action being taken to avoid or minimize its effect. Notwithstanding the foregoing, the non-performing Party must continue to use commercially reasonable efforts to recommence performance during the force majeure event. The suspension of performance allowed hereunder shall be of no greater scope and no longer duration than is reasonably required (and in no event longer than the force majeure event)..
g.Press Releases. Neither Party will make any announcement or press release regarding this Agreement without the prior written consent of the other Party.
h.Privacy. Agilent will store and use any of Arrowhead’s personal data in accordance with Agilent’s Privacy Statement, available at www.agilent.com/go/privacy. Arrowhead will store and use any of Agilent’s personal data in accordance with Arrowhead’s Privacy Policy, available at https://

arrowheadpharma.com/privacy-policy/. Neither Party will sell, rent or lease the other Party’s personal data to others.
i.Assignment. Neither this Agreement nor any rights or obligations of a Party may be assigned, pledged, transferred or encumbered by a Party without the express prior written approval of the other Party, except that Agilent may assign, pledge or otherwise transfer this Agreement and/or any of its rights or obligations hereunder without Arrowhead’s prior consent (1) to any entity controlled by, or under common control with, Agilent or its permitted successive assignees or transferees; or (2) in connection with a merger, reorganization, transfer, sale of assets or product lines or change of control or ownership of Agilent or its permitted successive assignees or transferees, provided Agilent notifies Arrowhead of the assignment as soon thereafter as shall be practical. Any assignment in violation hereof shall be void. Without limiting the foregoing, this Agreement will be binding upon and inure to the benefit of the Parties and their permitted successors and assigns. Notwithstanding the foregoing, each party may at its sole discretion assign this Agreement in the event of a merger, consolidation, or sale or license of all or substantially all of its assets to which this Agreement relates, to a successor-in-interest.
j.Severability. If any provision in this Agreement is held invalid or unenforceable by a body of competent jurisdiction, such provision will be construed, limited or, if necessary, severed to the extent necessary to eliminate such invalidity or unenforceability. The Parties agree to negotiate in good faith a valid, enforceable substitute provision that most nearly effects the Parties’ original intent in entering into this Agreement or to provide an equitable adjustment in the event no such provision can be added. The other provisions of this Agreement will remain in full force and effect.
k.Appendices. The following Appendices attached to this Agreement are deemed a part of the Agreement and incorporated herein:
Appendix A – Pricing
Appendix B – Forecast
l.Entire Agreement. This Agreement, its Appendices, and all POs and SOWs made hereto, constitute the entire agreement and understanding of the Parties with regard to the subject matter hereof and merges and supersedes all prior discussions, negotiations, understandings and agreements between the Parties concerning the subject matter hereof.
m.Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original.
n.Construction. This Agreement has been prepared jointly and no rule of strict construction shall be applied against either Party. This Agreement has been prepared in English. Translations of the original Agreement shall have no force and effect. Unless otherwise expressly provided: (a) “include”, “Includes” and “including” (and their respective derivative forms) are descriptive and not limiting terms; (b) “may” means has the right, but not the obligation, to do something, and “may not” means does not have the right to do something; (c) use of the singular includes the plural and vice versa; and (d) use of the masculine gender includes the feminine and neuter genders and vice versa. Headings are for convenience and reference only and shall in no way affect interpretation of the agreement.
IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date set forth above.

AGILENT TECHNOLOGIES, INC.:		ARROWHEAD PHARMACEUTICALS, INC.:
Signature:	/s/ Blake Unterreiner	Signature:	/s/ Christopher Anzalone

Name:	Blake Unterreiner	Name:	Christopher Anzalone
Title:	VP & General Manager Agilent NASD	Title:	CEO

APPENDIX A

PRICING

[***] The price of each Batch shall be [***] and includes the costs of all Agilent-supplied raw materials, labor and equipment for the manufacture and supply of the Molecule.
Any related Services shall be billed separately, and the price of such Services shall be set forth under a SOW. Examples of Services that would not be included in the Batch price include, but are not limited to, purification resin, purification blank runs, Molecule stability studies, costs and expenses incurred to implement a change to the agreed manufacturing procedures, specifications or other Arrowhead requests.

APPENDIX B

FORECAST

[***]